Exhibit 99.1
Green Car Advisor
News and Commentary on Environmental Automotive Trends and Technologies

10 Questions for AMP's Jim Taylor
03/24/2011 10:06 AM

For one who always made his carbon footprint with a pair if waffle stompers, Jim Taylor's newfound green stance is noteworthy. After a 30-year career with General Motors that started in 1980, Taylor became vice chairman and CEO of AMP Electric Vehicles on Dec. 13. The company, which occupies a former Land Rover dealership in the Cincinnati suburb of Blue Ash, electrifies the Chevrolet Equinox for utilities' fleets in Dayton and Detroit. A 1,000-vehicle order from Iceland's Northern Lights Energy is in hand.

In his GM days, Taylor ran the Cadillac Division and made the Escalade SUV into a success. He took over Hummer in its last two years. After meeting AMP's founder, Steve Burns, he joined the aftermarket conversion company's board last October. Then Burns stepped aside as CEO to let Taylor run the operation. "It's been quite enjoyable working with him,' Taylor says in the clipped delivery that reflects his origins in Canada. "He's a pretty unique guy.'

Taylor alternates between a week in Blue Ash and one in New York "on the capital-raising circuit" or in Detroit meeting with suppliers. Speaking of his new job, he compares the proliferation of EV companies to the early Silicon Valley period and says the pace is stimulating. "This green space," he says, "is where a lot of us, the graduates of Detroit, are all jumping to."

We recently caught up with Taylor in his Ohio office for a phone  conversation about AMP, the future of electric vehicles and -- just a little -- his days at GM.

Green Car Advisor (GCA): Was being assigned to close down Hummer like being told to lock the barn door after someone else let the livestock out?

Jim Taylor (JT): More like I volunteered -- to captain the Titanic. When [former GM CEO] Rick [Wagoner] announced Hummer was going to be sold, I went to him and said, 'Hey, who do you have to sell it? Let's cut a deal. If I sell it, I go with it. Could I run it?' The answer was, 'We're just going to toss it overboard.' So I volunteered to take it over and build up the team to sell it. And then of course sold it, allegedly sold it, had all the closing documents ready. GM was cool. The buyer was cool. The Chinese government wasn't cool.

GCA: How'd you wind up on the green side?

JT: When we were going to initiate the new Hummer, we engineered and had ready an electric H3 that was perfect for our customers, in that it was extended-range. We had spent all kinds of private, silent money to get it ready for the brand launch. When [the deal] closed, our debut at the Shanghai auto show was going to be an electric H3. For us to offer a hybrid Hummer, I think, was going to change the brand image overnight.

GCA: What can you say about retail sales of AMP's vehicle line?

JT: It's very low on purpose. When I arrived, they were on the edge of delivering a few fleet sales and had a few early customers. But really the premeditated plan for bringing on some traditional auto guys is to say, 'OK, we've built what in our world we call early prototypes and we've got something that works, no questions here. So the assignment coming in here is: How do we commercialize it and make it bulletproof, the way customers expect?' I slowed down those retail sales while we circled back and nailed down our engineering fundamentals.

GCA: You convert Equinoxes now, what did Iceland's Northern Lights Energy decide to use for their vehicles. Can you say?

JT: We have a couple of vehicles built here with their [Northern Lights'] name on them. We've got to make sure we're doing the right things on export and import. We had hoped when we signed them going into the fourth quarter last year that this first quarter we'd be in a shipping mode, so we're frankly running out of time. It's not like it's going to happen in March, but we've got, I call them American-spec vehicles, ready to go. The customer assures us that's OK, but we're doing one last check with our guys over there on the ground to make sure everything's cool.

GCA: And you can't say what they are until then? Okay. A more generic question - what do you think about the future of niche vehicles like these that AMP is doing?

JT: Early on, there were a lot of convertibles -- the 1950s. Then during the 1960s and 1970s, the OEMs got out of them. In comes Heinz Prechter, American Sunroof, and says, 'I'm going to make sunroofs and convertibles and put them on cars.' So the niche market was more than adequate for him to survive. Then all of a sudden the OEMs go, 'You know what? If this guy's making this many, maybe I should do that in-house.' It all moved back inside. It's a little bit like this. Short term, while the OEMs produce very few EVs, and the demand side from the public is higher than the supply side, there'll be opportunities for niche companies like AMP to build to fill that hole. Now, long term, if the EV industry takes off, then the OEMs will do what they do: they'll gobble it all up and make it mainstream.

GCA: How about the overall future of the electric-drive segment?

JT: The question is in the EV space: Are the curves going to cross so that the costs get in line with what consumers are willing to pay. Short-term, the OEMs are subsidizing it [Leaf, Volt] because they can. President Obama has a desire and a decree and an expectation out there, but there are so many other things that have to come to bear to make that happen.

Infrastructure is a gigantic thing. How much will batteries drop in price? They're as much as $1,000 per kilowatt. How far is that going to go down? Those are some big macroeconomic variables that have a lot to do with the destiny of whether this is going to be a 1 percent or a 10 percent [profit margin] industry.

GCA: What's your opinion about the federal Department of Energy's slowness in awarding the loans in the Advanced Technology Vehicle Manufacturing Program?

JT: Well [pregnant pause] that to me is seriously a puzzle I don't understand. I've heard there are upwards of 250 applications in. I've personally talked to a lot of the CEOs that have filed those. [There's] a huge amount of frustration. These are companies trying to get off the ground and are just like us, starving for cash, looking for investors. It just seems a shame. All that money is there to be had. For some reason, it's not falling through the funnel and getting out to us. Honest to God, I'm not smart enough to know why. I haven't dealt with the DOE yet. It's something that, if the President's really -- I don't believe he is -- but if he's really serious about his desire for an aggressive approach in this space, I don't know why he isn't going to the head of the DOE and saying, 'Hey, pal, what's going on? Tune me up.' I don't get it. That isn't happening in China. They're handing out EV-support money like candy. They get it. You've got to sprinkle a lot of cash. Some of it's going to fall wasted. But hopefully some is going to hit. All of a sudden, you're going to be in the lead.

GCA: Speaking of the loan fund's few beneficiaries, Fisker Automotive got a pretty good one. They have excess production capacity in their Delaware plant. Would you ever borrow from them?

JT: It could be a perfect solution. Sure. We've approached a few contract manufacturing companies and had them come here and look around at our engineering and current assembly processes.
GCA: AMP once featured an electrified Saturn Sky roadster. What's the upshot of that?

JT: There's a large group of Saturn owners that are green-minded and love the brand. There's a large current used-car base out there that we thought could be tapped. If you look at the economics of applying our conversion to a used Sky, you're at less than half the price of the Tesla and with similar performance. So it's still on our list of business opportunities.

GCA: UQM Technologies got their batteries into the Rolls-Royce EE at the Geneva Motor Show. Will AMP surprise as well, perhaps by being named official vehicle supplier for the Royal wedding?

JT: That's how you get to be famous: if you can drop your product in some super-public, high-profile position. That's some how companies get discovered and all of a sudden take off. You just need one big break like that. Reaching back into my Cadillac time, we would plant Escalades with sports guys. Everybody's in the exposure business. Getting your brand known and famous is old school. If we pull off a couple [of the marketing coups] that we are working on, I'll be sure to call you. We have a couple up our sleeves that are pretty much off the charts. If it were to happen, it would be remarkable.

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